UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

UNDER ARMOUR, INC.

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange

Indicate by check mark (Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events.

Stock Purchase Agreement

On October 30, 2020, Under Armour, Inc. (the “Company”) announced that it entered into a Stock Purchase Agreement, dated as of October 28, 2020 (the “Purchase Agreement”), with UA Connected Fitness, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“UACF”) and Measure Buyer, Inc., a Delaware corporation and an entity affiliated with Francisco Partners Management, L.P., a technology-focused private equity investment firm (the “Purchaser”), pursuant to which the Company will sell to the Purchaser its MyFitnessPal business through a sale of all of the issued and outstanding shares of common stock of UACF, subject to the terms and conditions of the Purchase Agreement (the “Sale”).

The aggregate purchase price for the Sale is $345 million, of which $215 million is payable at the closing of the Sale and up to $130 million in earnout payments which are based on the achievement of certain revenue targets over the three-year period following the closing date as set forth in the Purchase Agreement. The purchase price is subject to working capital and other customary adjustments. The potential earnout payments include up to $35 million payable in 2022, $45 million payable in 2023 and $50 million payable in 2024.

The Purchase Agreement also contains customary representations and warranties and covenants by each party thereto, including, among other things, by UACF with respect to the operation of the MyFitnessPal business between the signing of the Purchase Agreement and the closing of the Sale. The Board of Directors of the Company unanimously approved the Purchase Agreement and the transactions contemplated thereby, including the Sale. The Sale is currently expected to close during the fourth quarter of 2020, subject to applicable regulatory approvals (including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and other customary closing conditions. The Company will also enter into a customary Transition Services Agreement with UACF at the closing of the Sale.

On October 30, 2020, the Company issued a press release to announce the signing of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Management Change

In connection with the announcement of the Sale, the Company announced that Paul Fipps, Chief Experience Officer, will be leaving the Company on March 1, 2021. Mr. Fipps currently oversees the Company’s Connected Fitness operating segment, of which MyFitnessPal represents a significant portion of its revenue, and has played a critical role in overseeing the execution of the Sale. In his most recent role, Mr. Fipps also had responsibility for the Company’s overall consumer experience and digital and e-commerce strategy. Mr. Fipps will serve in a transitional oversight role for the MyFitnessPal business prior to the closing of the Sale, and then in an advisory capacity for the Company until his departure.

Forward Looking Statements

Some of the statements contained or incorporated by reference herein regarding the Sale and expected timing of the completion of the Sale and any other statements about future expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In many cases, you can identify forward-looking statements by terms such as “will,” “expect,” “believe,” “should”

or the negative of these terms or other comparable terminology. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and are subject to risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. There are a number of risks and uncertainties that could cause actual events and results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include regulatory approval of the Sale or that other conditions to the closing may not be satisfied and management’s ability to effectively realize the benefits to the Company of the Sale. In addition, the Company refers you to the risks and uncertainties discussed in the Company’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q. The forward-looking statements contained or incorporated by reference herein reflect the Company’s views and assumptions only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Under Armour, Inc. press release dated October 30, 2020.

101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: October 30, 2020	By:	/s/ DAVID E. BERGMAN
DAVID E. BERGMAN
Chief Financial Officer